DayStar Technologies Announces Postponement of Annual Meeting

Santa Clara, CA, December 22, 2009 - DayStar Technologies, Inc. (Nasdaq: DSTI), a developer of solar photovoltaic products based on CIGS thin-film deposition technology, announced information today regarding its Annual Shareholders Meeting scheduled for 2:00 pm on December 22, 2009.

In order to allow sufficient time to solicit additional votes for the matters proposed to shareholders, DayStar is adjourning its Annual Meeting to January 20, 2010. As of Monday, December 21, 2009, a quorum had not been reached.

Shareholders may vote in a variety of ways. We believe the fastest and most convenient way for shareholders to vote is by following the instructions to vote on line, found on the proxy card. Shareholders may also vote by mail, by telephone using an automated system, or in person, all as further detailed in the Proxy materials received by shareholders. Requests for additional proxy materials may be made at investor@daystartech.com or by calling 408-907-4654.

The agenda for the adjourned meeting, and the record date of the close of business on November 20, 2009 for the shareholders entitled to vote at the meeting, will remain unchanged. For information regarding the agenda at the adjourned meeting, see DayStar's proxy statement filed with the Securities and Exchange Commission on December 1, 2009 and mailed to the shareholders on or about December 3, 2009.

The Annual Meeting will be reconvened January 20, 2010, at 2:00 PM, local time at the Company's offices at 2972 Stender Way, Santa Clara, California 95054.

About DayStar Technologies, Inc.

DayStar Technologies, Inc. is engaged in the development, manufacturing and marketing of solar photovoltaic products based upon CIGS thin film deposition technology. For more information, visit the DayStar website at www.daystartech.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release regarding DayStar's business that are not historical facts may be considered "forward-looking statements." The forward-looking statements in this news release are based on information available at the time the statements are made and/or management's belief as of that time with respect to future events and involve substantial risks and uncertainties that could cause actual results and outcomes to be materially different. These factors include statements regarding the company's build-out of manufacturing lines and product commercialization. Forward-looking statements are based on management's current preliminary expectations and are subject to risks and uncertainties, which may cause DayStar's results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties are detailed in DayStar's annual report on Form 10-K for the year ended December 31, 2008 and quarterly report on Form 10-Q for the quarter ended September 30, 2009, and other filings made with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. DayStar undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

DayStar Technologies, Inc.

William S. Steckel Patrick J. Forkin III

CEO,President & CFO Sr. Vice President -

408/582.7100 Corporate Development

investor@daystartech.com 408/907.4633

investor@daystartech.com